                                                                    EXHIBIT 99.3

                           HOUTEX METALS COMPANY INC.
                           CONSOLIDATED BALANCE SHEET
                          (IN THOUSANDS, EXCEPT SHARES)
                                   (UNAUDITED)

                                                        DECEMBER 31,  DECEMBER 31,
                                                           1996          1995
                                                        ------------  ------------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents .......................      $   461       $    94
   Securities available for sale ...................           80           182
   Accounts receivable, net ........................        1,200         1,041
   Inventories (Note 2) ............................        3,532         3,469
   Other current assets ............................          178           145
                                                          -------       -------
            Total current assets ...................        5,451         4,931
Property and equipment, net (Note 3)                        2,002         1,809
Other assets                                                  159           181
                                                          -------       -------
TOTAL ASSETS .......................................      $ 7,612       $ 6,921
                                                          =======       =======
LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
   Current portion of debt (Note 5) ................      $ 3,406       $ 2,300
   Accounts payable and accrued expenses (Note 4) ..        1,377           659
   Income taxes payable ............................          365           700
                                                          -------       -------
            Total current liabilities ..............        5,148         3,659
Long term debt, less current (Note 5) ..............          815         1,325
                                                          -------       -------
TOTAL LIABILITIES ..................................      $ 5,963       $ 4,984
                                                          =======       =======
Commitments and contingencies (Note 6)..............
STOCKHOLDERS EQUITY:
   Common stock, $1 par; 100,000 shares authorized,
   20,000 shares issued and outstanding ............           20            20
   Retained Earnings ...............................        1,675         1,941
   Unrealized loss on securities ...................          (46)          (24)
                                                          -------       -------
TOTAL STOCKHOLDERS EQUITY ..........................        1,649         1,937
                                                          -------       -------
TOTAL LIABILITIES AND STOCKHOLDERS EQUITY ..........      $ 7,612       $ 6,921
                                                          =======       =======

                           See accompanying footnotes

                           HOUTEX METALS COMPANY INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                  SIX MONTHS ENDED  SIX MONTHS ENDED
                                                      12/31/96          12/31/95
                                                  ----------------  ----------------
Revenues                                              $ 9,225           $ 5,894

Costs and expenses:
  Cost of sales and other operating expenses            6,488             3,251
  Selling, general and administrative expenses          2,950             2,396
                                                      -------           -------
                                                        9,438             5,647
                                                      -------           -------
Income (loss) from operations                            (213)              247
Other income (expense):
  Interest income                                           0                10
  Interest expense                                       (254)             (171)
  Other                                                    74               208
                                                      -------           -------
Income (loss) before income taxes                        (393)              294
Provision (benefit) for income tax                       (132)              130
                                                      -------           -------
Net income (loss)                                     $  (261)          $   164
                                                      =======           =======

                           See accompanying footnotes

                           HOUTEX METALS COMPANY INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                             SIX MONTHS   SIX MONTHS
                                                                               ENDED        ENDED
                                                                              12/31/96     12/31/95
                                                                              --------     --------
OPERATING ACTIVITIES:
  Net income (loss)                                                           $  (261)     $   164
  Adjustment to reconcile net income (loss) to net cash provided by (used
  in) operating activities -
    Depreciation and amortization                                                  28           85
    Unrealized gain/loss on marketable securities                                  (8)           0
    (Increase) decrease in current assets-
        Accounts receivable                                                     1,348          (93)
        Inventories                                                               286       (1,166)
        Other assets                                                              (91)         (66)
    Increase (decrease) in current liabilities -
        Accounts payable and accrued expenses                                     456         (309)
        Income taxes payable                                                     (207)          76
                                                                              -------      -------
  Net cash provided by (used in) operating activities                           1,551       (1,309)

INVESTING ACTIVITIES:
  Purchase of property and equipment                                             (169)         (94)
  Sale (Purchase) of marketable securities                                         94          (53)
                                                                              -------      -------
    Net cash used in investing activities                                         (75)        (147)

FINANCING ACTIVITIES:
  Repayment of long-term debt                                                     (47)        (179)
  Borrowings (Repayment) on line-of-credit                                     (1,497)       1,650
                                                                              -------      -------
    Net cash provided by (used in) financing activities                        (1,544)       1,471

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              (68)          15

CASH AND CASH EQUIVALENTS, beginning of period                                    529           79
                                                                              -------      -------

CASH AND CASH EQUIVALENTS, end of period                                      $   461      $    94
                                                                              =======      =======
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest                                                                  $   254      $   171
    Income taxes                                                              $    80      $    23

                           See accompanying footnotes

                           HOUTEX METALS COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

HouTex Metals Company Inc. (the Company) is engaged in the dismantling, processing, marketing, brokering and recycling of ferrous and nonferrous metals. These services are provided through its location in Houston, Texas, on property that has barge access to the Houston Ship Channel.

CONSOLIDATED FINANCIAL STATEMENTS

The Company's fiscal year ends on September 30. The accompanying consolidated financial statements have not been audited by independent accountants. However, in the opinion of management, all necessary adjustments, consisting only of normal, recurring adjustments necessary for a fair statement of results of operations for the interim periods, have been made.

USES OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

CASH EQUIVALENTS

Highly liquid investments with original maturities of three months or less are classified as cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due from customers on product sales. An allowance for doubtful accounts has not been provided as losses are not anticipated on the realization of the accounts receivable. A reserve for tonnage variances has been provided at December 31, 1996 and 1995 to account for differences in shipment weights which are settled on a quarterly basis.

INVENTORIES

Inventories consist of ferrous, nonferrous, pipe and other material and are carried at the lower of first-in, first-out cost or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. Major renewals and improvements are capitalized while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over estimated useful lives of 31.5 to 39 years for buildings and improvements, 5 to 7 years for equipment, furniture and fixtures and 3 to 5 years for vehicles. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in results of operations.

REVENUE RECOGNITION

The Company recognizes revenue when title passes to the customer, which generally occurs at the time of shipment.

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the liability method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

INVESTMENT SECURITIES

As of October 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (SFAS 115), Accounting for Certain Investments in Debt and Equity Securities. Under this statement, the Company's marketable securities have been classified as available for sale and are recorded at current market value with an offsetting adjustment to stockholders equity. The adoption of this statement did not have a significant effect on the Company's consolidated financial position.

MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

Three customers represented 75% of revenues for the six months ended December 31, 1996 and 1995. These customers comprised approximately 81% and 80% of accounts receivable at December 31, 1996 and 1995, respectively. No other customer comprised more than 10% of total sales or more than 10% of accounts receivable for any period presented.

Financial instruments that potentially subject the Company to significant concentration of credit risk are primarily trade accounts receivable. The Company sells its products primarily to scrap metal brokers and steel mills located in the southwestern region of the United States. Generally, the Company does not require collateral or other security to support customer receivables. Historically, the Company has not experienced material losses from the noncollection of receivables.

NOTE 2 - INVENTORIES:

Inventories consist of the following:

                                                  December 31, 1996  December 31, 1995
                                                  -----------------  -----------------
Ferrous material                                      $1,516              $2,106
Nonferrous material                                    1,010                 354
Pipe                                                   1,006               1,009
                                                      ------              ------

                                                  DECEMBER 31, 1996  DECEMBER 31, 1995
                                                  -----------------  -----------------
                                                      $3,532              $3,469

NOTE 3 - PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                                  DECEMBER 31, 1996  DECEMBER 31, 1995
                                                  -----------------  -----------------
Machinery and equipment                               $ 2,538           $ 2,338
Land and improvements                                     797               797
Buildings and improvements                                465               389
Vehicles                                                  923               813
Furniture and fixtures                                     67                65
                                                      -------           -------
                                                        4,790             4,402
Less-accumulated depreciation                          (2,788)           (2,593)
                                                      -------           -------
                                                      $ 2,002           $ 1,809
                                                      =======           =======

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following:

                                                  DECEMBER 31, 1996  DECEMBER 31, 1995
                                                  -----------------  -----------------
Trade accounts payable                                 $  875             $  544
Accrued liabilities                                       502                115
                                                       ------             ------
                                                       $1,377             $  659
                                                       ======             ======

NOTE 5 - LONG-TERM DEBT:

In March 1992, the Company entered into a $1,000 revolving line of credit with a commercial lender which was subsequently increased to $3,500 and $6,000 as of December 31, 1995 and 1996, respectively. The line of credit matures on June 30, 1997. Borrowings against the line of credit bear interest at prime plus 1% and are secured by the Company's accounts receivable and inventories.

The Company leases certain equipment under capital lease agreements with an effective interest rate of 10 percent. Future minimum lease payments under these agreements are included in other long-term debt.

Long-term debt consists of the following:

                                                                     DECEMBER 31, 1996  DECEMBER 31, 1995
                                                                     -----------------  -----------------
Line of credit                                                           $ 3,100          $ 2,300

Mortgage note payable, interest at 9.1%, payable in monthly
installments of $9 including interest through June 30, 1999,
secured by real property                                                     786              892

Note payable in monthly installments of $9, plus interest at prime plus 1%, through June 30, 1998, secured by vehicles and
equipment                                                                    156              260

                                                                     DECEMBER 31, 1996  DECEMBER 31, 1995
                                                                     -----------------  -----------------
Mortgage note payable to stockholders, interest at 10.475%
payable in monthly installments of $4 including interest through
January 1, 1997, secured by real property                                      4               45

Other notes payable and capital leases maturing at various dates through 1999, interest at rates ranging from 6.9% to 9.5%,
secured by vehicles and land                                                 175              128

                                                                         -------          -------
                                                                           4,221            3,625

Less-current portion                                                      (3,406)          (2,300)
                                                                         -------          -------
Total long-term debt                                                     $   815          $ 1,325
                                                                         =======          =======

As of December 31, 1996, long-term debt is scheduled to mature during fiscal years ending September 30 as follows:

                                   1997                                 $3,347
                                   1998                                    235
                                   1999                                    639
                                                                        ------
                                                                        $4,221
                                                                        ======

NOTE 6 - COMMITMENTS AND CONTINGENCIES:

LITIGATION

The Company is a party to various lawsuits and claims arising in the normal course of its business. In management's opinion, based on discussion with legal counsel, the ultimate disposition of these lawsuits and claims will not have a material adverse effect upon the Company's financial position or operations.

NOTE 7 - SUBSEQUENT EVENTS:

On January 7, 1997, the Company entered into an agreement whereby Metal Management, Inc. (MTLM), would acquire all of the Company's outstanding stock in exchange for 475,000 shares of MTLM common stock, warrants to purchase an additional 250,000 shares of MTLM common stock, $750 in cash, promissory notes for an aggregate of $1,655 due on April 30, 1997, payable to certain shareholders of the Company, and a promissory note for $5,000 due on June 30, 1997, payable to a corporation indirectly controlled by certain shareholders of the Company.

On January 7, 1997, the Company obtained a $3,500 short-term financing facility from LaSalle National Bank, Chicago, Illinois. The revolving credit facility bears an interest rate of prime plus 1% and is due on June 30, 1997, and under certain circumstances, can be extended to September 30, 1997. This credit facility is secured by a first lien on the assets of the Company as well as personal guaranties by certain officers and directors of MTLM. MTLM also made available to the Company an additional $1,000 pursuant to a Demand Note at an interest rate of the prime rate plus 1%, subordinated to the above-mentioned loan.